UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016 (December 2, 2016)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Gill Way Rock Hill, South Carolina 29370
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Appointment of Executive Chairman

On December 5, 2016, Grant Sahag resigned as Chief Executive Officer and Director of the GlyEco, Inc., a Nevada Corporation (the “Company”). The resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 5, 2016, simultaneous with Mr. Sahag’s resignation, the Company appointed Ian Rhodes, currently Chief Financial Officer of the Company, as Chief Executive Officer. The Company is currently in the process of finalizing an employment agreement with Mr. Rhodes.

Ian Rhodes, 43, previously served as the Chief Financial Officer of Calmare Therapeutics Incorporated, a biotherapeutic company furthering proprietary and patented pain mitigation and wound care technologies, from 2014 to 2016. As Chief Financial Officer, Mr. Rhodes was responsible for all financial and accounting matters, including SEC reporting. From 2012 to 2014, Mr. Rhodes served as an independent consultant and entrepreneur, and his activities included leading an investor / management group in assessing a potential multi-location franchised food concept. From 2009 to 2012, he served as the Vice President, Chief Accounting Officer, and Treasurer of Arch Capital, where he had overall responsibility for SEC and GAAP technical matters. Finally, from 1994 to 2009, Mr. Rhodes was with PricewaterhouseCoopers LLP, where he served as Audit Senior Manager from 2004 to 2009, during which time he worked with some of the firm’s largest and most technically challenging audit clients.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Rhodes.

Related Party Transactions

There are no related party transactions reportable under item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 2, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting") at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C. in New York, New York. As described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 19, 2016, at the Annual Meeting the Stockholders were asked to vote on four matters: (i) electing seven (7) directors; (ii) ratifying the appointment of KMJ Corbin & Company, LLP as the Company’s independent registered certified public accountant for the fiscal year ended December 31, 2016; (iii) approving, on an advisory basis, the compensation of the Company’s named executive officers; and (iv) voting, on an advisory basis, on the preferred frequency for which shareholders will have an advisory vote on the Company’s executive compensation.

At the Annual Meeting, stockholders representing 88,983,362 shares, or 74.41%, of the 119,575,964 shares of common stock outstanding on the record date of October 4, 2016, were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The voting results for the matters submitted to a vote of our stockholders at the Annual Meeting are as follows:

Proposal No. 1 The election of 7 Directors to serve one-year terms:

	For	Withheld	Broker Non-Votes
Dwight Mamanteo	56,457,521	535,285	31,990,556
Charles Trapp	54,812,614	2,180,192	31,990,556
David Ide	56,554,822	437,984	31,990,556
Frank Kneller	55,023,480	1,969,326	31,990,556
Scott Nussbaum	56,457,522	535,284	31,990,556
Scott Krinsky	56,478,322	514,484	31,990,556
Grant Sahag	50,458,138	6,534,668	31,990,556

Proposal No. 2 Ratification of the appointment of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	88,625,377	355,243	2,742	0

Proposal No. 3 Advisory approval of the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	55,374,942	1,577,762	40,102	31,990,556

Proposal No. 4. Advisory vote on the preferred frequency for which shareholders will have an advisory vote on the Company’s executive compensation:

	1 Year	2 Years	3 Years	Abstain
Total Shares Voted	4,107,300	462,303	52,383,103	40,100

Item 8.01 Other Events

On December 7, 2016, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Rhodes as the Company’s new Chief Executive Officer and the resignation of Mr. Sahag as the Chief Executive Officer and a Director of the Company. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number:	Description of Exhibit:

99.1	Press Release dated December 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: December 7, 2016	By:	/s/ Ian Rhodes
Ian Rhodes Chief Executive Officer (Principal Executive Officer)

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